EXHIBIT 10.46





                            PROVO INTERNATIONAL, INC.
                       ONE BLUE HILL PLAZA, P.O. BOX 1548
                           PEARL RIVER, NEW YORK 10965



Clive Dakin
Scarborough Ltd.
c/o Euroba Management Limited
73 Front Street, 4th Floor
Hamilton HM 12 Bermuda
                                                               January 23, 2004

         RE:      AMENDMENT OF WARRANTS

Dear Mr. Dakin:

         Reference is made to that certain Subscription Agreement (the "Agreement"), dated November 25, 2003, among Provo International, Inc. f/k/a Frontline Communications Corporation (the "Company") and the Scarborough Ltd ("Scarborough"), pursuant to which the Company issued to Scarborough in a private placement (the "Placement"): (i) 1,666,666 shares of the Company's common stock, $.01 par value ("Common Stock"), (ii) one (1) three-year warrant (the "A Warrant") to purchase 750,000 shares of the Company's Common Stock at an exercise price equal to $.01 per share, and (iii) one (1) forty-five (45) day warrant (subject to extension as provided therein) (the "B Warrant") to purchase 1,666,666 shares of the Company's Common Stock at an exercise price equal to $.30 per share plus, upon exercise of the B Warrant, one (1) three-year warrant (the "B2 Warrant") to purchase 1,250,000 shares of the Company's Common Stock at an exercise price equal to $.01 per share (collectively, the A, B and B2 Warrants, the "Warrants").

         The original A and B2 Warrants shall be replaced with amended A and B2 Warrants to revise language regarding adjustment for a stock split and to issue the B2 Warrant as of the date hereof, in the forms attached as Exhibits A and B2. The B Warrant has been amended to extend the exercise date to February 15, 2004, and to clarify that upon exercise of all or any portion of the B Warrant, the B2 Warrant must be issued, in the form attached as Exhibit B. In addition, in accordance with section 4.2 of the Agreement, we acknowledge that the thirty
(30) calendar day automatic registration period for the B2 Warrants begins with the date hereof.

                                        Very truly yours,

                                        PROVO INTERNATIONAL, INC.


                                        By: /s/ Stephen J. Cole-Hatchard
                                        Name: Stephen J. Cole-Hatchard
                                        Title: CEO

Agreed and accepted:

SCARBOROUGH LTD.

By: /s/ Clive Dakin
Name: Clive Dakin
Title: